SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 22, 2004

VENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318 52-2181734 ------------------------------------- ------------------------------------ (Commission File Number) (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

VENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2004, Ventiv Health, Inc. (together with its subsidiaries, "Ventiv" or "the Company") entered into a definitive agreement for the acquisition of substantially all of the assets, and the assumption of certain liabilities, of HHI Clinical & Statistical Research Services, L.L.C. ("HHI"). HHI, a privately-held company based in Baltimore, Maryland, is a leading specialized statistical analysis and data management provider to the U.S. pharmaceutical industry. HHI complements Ventiv's Smith Hanley business, a leading provider of late-stage clinical staffing and recruiting services. The closing consideration for the transaction was approximately $5.75 million in cash and stock.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the execution of the Smith Hanley acquisition agreement is being furnished pursuant to Regulation FD. The information in the press release shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release shall not be deemed to be incorporated by reference into Ventiv’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01 Financial Statements and Exhibits

(c) The following document is filed as an exhibit to this report:

Exhibit No. Description
99.1     Press release dated November 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTIV HEALTH, INC.

By: /s/ John R. Emery -------------------------------------------- Date: November 22, 2004 Name: John R. Emery Title: Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Ventiv Health, Inc., dated November 22, 2004